UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 5, 2014

SFX Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 6th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(646) 561-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2014, SFX Entertainment, Inc., a Delaware corporation (the “Company”), announced that its board of directors (the “Board”) had approved certain changes to the Company’s management team, effective immediately, placing emphasis on the integration of the Company’s media, creative, e-commerce and event assets across the globe.

Ritty van Straalen, age 40, has been appointed to the position of Chief Operating Officer.  Mr. van Straalen has served as the Managing Director of Live Events for the Company since September 2013, primarily responsible for organizing live music events.  Prior to his employment with the Company, Mr. van Straalen served as Chief Executive Officer of ID&T North America, a division of ID&T Holding B.V., a Dutch entertainment and medium enterprise (“ID&T”), from September 2012 to May 2014.  From February 2010 to September 2012, Mr. van Straalen served as Chief Executive Officer of multiple ID&T subsidiaries and was responsible for their day-to-day operations and overall success. Prior to that, Mr. van Straalen served as Chief Operating Officer of ID&T, from May 2008 until February 2010. ID&T was acquired by the Company in October 2013.

Mr. van Straalen is currently a party to an employment agreement with ID&T.  The Company and Mr. van Straalen are negotiating a new employment agreement to reflect his new position with the Company.

Joseph F. Rascoff, age 68, who served as the Company’s Chief Operating Officer since June 2013 and a current member of the Board will now serve as the Chairman of the Company’s Live Entertainment operations and as Vice Chairman of the board of directors.  The Company and Mr. Rascoff are negotiating a new employment agreement to reflect his new position with the Company.

Richard Rosenstein, age 49, the Company’s Chief Financial Officer and Executive Vice President, Corporate Strategy and Development has also been appointed to the position of Chief Administrative Officer.  He will continue in the role of Chief Financial Officer.  Mr. Rosenstein will continue under his current compensation arrangement with the Company without change. Mr. Rosenstein has been our Executive Vice President of Corporate Strategy & Development since October 2012. He was named the Company’s Chief Financial Officer in February 2013. Prior to joining the Company, Mr. Rosenstein was Vice President at Baron Capital, Inc., a money management firm, from 2007 to 2012. Before that, he was Partner at Keel Capital Management LLC, a hedge fund, from 2004 to 2007. Prior to 2004, Mr. Rosenstein was a Managing Director at The Goldman Sachs Group, Inc., where he covered media companies in equity research, co-headed Communacopia Research and served on the stock selection committee.

Shelly Finkel was named Chairman of Strategy and Development, vacating his role as Vice Chairman of the Company.

Paul Greenberg, a President of the Company, has stepped down from that position. Timothy J. Crowhurst continues in his role as President of the Company.

Item 8.01                                           Other Events.

On June 9, 2014, the Company issued a press release announcing the changes to management described in Item 5.02 of this Current Report on Form 8-K.  The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Press release, dated June 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: June 9, 2014	By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chief Executive Officer and Director